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                                                                     EXHIBIT 4.4
                               Swift Foods Company

              10.25% Convertible Senior Subordinated Notes due 2010

                          REGISTRATION RIGHTS AGREEMENT

                                                                  March 11, 2005

To the purchasers of Convertible Notes named in Schedule A attached hereto (the "Purchasers")

Dear Sirs:

      Swift Foods Company, a corporation organized under the laws of the State of Delaware (the "Company"), proposes to issue and sell its 10.25% Convertible Senior Subordinated Notes due 2010 (the "Notes") to the Purchasers, upon the terms set forth in a Purchase Agreement, dated as of March 11, 2005, among the Company, S&C Holdco 3, Inc., a corporation organized under the laws of the State of Delaware (the "Guarantor"), and the Purchasers (the "Purchase Agreement") relating to the initial placement of the Notes (the "Initial Placement"). The Notes will be convertible into shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company in accordance with the terms of the Notes and the Indenture (as defined herein). The Notes will be guaranteed by the Guarantor on an unsecured senior subordinated basis. To induce you to enter into the Purchase Agreement and to satisfy a condition of your obligations thereunder, the Company and the Guarantor agree with you for your benefit and the benefit of the holders from time to time of the Registrable Securities (as defined herein) (including the Purchasers; each a "Holder" and, together, the "Holders"), as follows:

            1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

            "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Affiliate" of any specified Person shall mean any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

            "Broker-Dealer" shall mean any broker or dealer registered as such under the Exchange Act.

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            "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

            "Commission" shall mean the Securities and Exchange Commission.

            "Effectiveness Period" shall have the meaning set forth in Section 2(a)(ii) hereof.

            "Effectiveness Target Date" shall have the meaning set forth in
Section 2(a)(i) hereof.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Holder" shall have the meaning set forth in the preamble hereto.

            "Indenture" shall mean the Indenture relating to the Notes, dated as of March 11, 2005, among the Company, the Guarantor, and The Bank of New York Trust Company, N.A., as trustee, as the same may be amended from time to time in accordance with the terms thereof.

            "Initial Placement" shall have the meaning set forth in the preamble hereto.

            "Initial Public Offering" shall mean the initial firm commitment underwritten offering of common stock by the Company which is registered under the Act and following which the common stock of the Company is traded on a U.S. national securities exchange or quoted on the Nasdaq National Market.

            "Losses" shall have the meaning set forth in Section 5(d) hereof.

            "Majority Holders" shall mean the Holders of a majority (more than 50%) of the aggregate principal amount of Notes outstanding; provided, however, that, for purpose of this definition, a holder of shares of Common Stock which constitute Registrable Securities and were issued upon conversion of the Notes shall be deemed to hold an aggregate principal amount of Notes (in addition to the aggregate principal amount of Notes held by such holder) equal to the aggregate principal amount of Notes converted by such Holder into such shares of Common Stock.

            "Notes" shall have the meaning set forth in the preamble hereto.

            "Original Issuance Date" shall mean the date the Notes are first issued to the Purchasers pursuant to the Purchase Agreement.

            "Prospectus" shall mean the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Notes covered by such Registration

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Statement, and all amendments and supplements thereto and all material incorporated by reference therein.

            "Purchase Agreement" shall have the meaning set forth in the preamble hereto.

            "Purchasers" shall mean the parties set forth in Schedule A attached hereto.

            "Registrable Securities" shall mean each Note and each share of Common Stock issued or issuable upon conversion of Notes until, in the case of any such security, the earlier of: (i) its resale in accordance with the Shelf Registration Statement; (ii) the date on which such Note or such share of Common Stock issued upon conversion is transferred in compliance with Rule 144 under the Act or may be sold or transferred pursuant to Rule 144(k) under the Act (or any other similar provision then in force); or (iii) the date on which such Note or such share of Common Stock issued upon conversion ceases to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

            "Shelf Filing Deadline" has the meaning set forth in Section 2(a)(i) hereof.

            "Shelf Registration Statement" has the meaning set forth in Section 2(a)(i) hereof.

            "Trustee" shall mean the trustee with respect to the Notes under the Indenture.

            2.    Shelf Registration. (a)

                        (i) The Company shall prepare and, not later than 90 days following the closing of the Initial Public Offering (or if such 90th day is not a Business Day, the next succeeding Business
            Day) (the "Shelf Filing Deadline"), shall file with the Commission a registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement") relating to the offer and sale of all Registrable Securities held by the Holders thereof from time to time in accordance with the methods of distribution (which shall not include an underwritten offering) elected by such Holders and set forth in such Shelf Registration Statement and, thereafter, use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the Commission not later than 180 days following the closing of the Initial Public Offering (the "Effectiveness Target Date"); provided, however, that no Holder (other than the Purchasers) shall be entitled to have the Registrable Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder. The Company shall use its reasonable best efforts to keep the Shelf Registration Statement (or any subsequent Shelf Registration Statement) continuously effective, supplemented and amended as required by the Act and the provisions of this Agreement, in order to ensure that (A) it is available for resales by the Holders of Registrable Securities entitled to the benefits of this Agreement and (B) conforms with the requirements of this Agreement and the Act and the rules and regulations of the Commission promulgated thereunder as announced from time to time for a period (the "Effectiveness Period") until the securities that are the subject of the Shelf Registration Statement no longer constitute Registrable Securities;

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                        (ii)  The Company shall cause the Shelf Registration
            Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission; and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                        (iii) The Company shall be deemed not to have used its
            reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Notes covered thereby not being able to offer and sell such Notes during that period, unless
            (A) such action is required by applicable law; (B) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets (to the extent permitted by the terms of the Indenture), so long as the Company promptly thereafter complies with the requirements of Section 4(h) hereof, if applicable; or (C) such action is taken in compliance with Section 2(c) hereof.

                  (b) Subject to Section 2(c) below, no Holder may include any of its Registrable Securities in the Shelf Registration Statement pursuant to this Agreement unless such Holder furnishes to the Company in writing, prior to or on the 20th Business Day after receipt of a request therefor (the "Questionnaire Deadline"), such information as the Company may reasonably request, for use in connection with the Shelf Registration Statement or the Prospectus or preliminary Prospectus included therein and in any application to be filed with or under state securities laws. In connection with all such requests for information from Holders, the Company shall notify such Holders of the requirements set forth in the preceding sentence.

                  (c) Beginning on the date the Shelf Registration Statement is declared effective the Company shall:

                        (i) use its reasonable best efforts to, if required by applicable law, within 20 Business Days of receipt of a completed questionnaire, together with such other information as the Company may reasonably request, file with the Commission a post-effective amendment to the Shelf Registration Statement, file a supplement to the related Prospectus or file any other document required under the Act, and use its reasonable best efforts to cause such post-effective amendment to be declared effective under the Act as promptly as is practicable, but in any event by the date that is 45 days after the date such post-effective amendment is required by this clause to be filed;

                        (ii) provide such Holder copies of any documents filed pursuant to Section 2(c)(i); and

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                        (iii) notify such Holder as promptly as practicable
            after the effectiveness under the Act of any post-effective amendment or the filing of any prospectus supplement filed pursuant to Section 2(c)(i);

provided, that if such questionnaire is delivered during a Suspension Period (as defined herein), the Company shall so inform the Holder delivering such questionnaire and shall take the actions set forth in clauses (i), (ii) and
(iii) above upon expiration of the Suspension Period in accordance with Section 4, provided further, that in no event will the Company be required to file a post-effective amendment more than one time in any calendar quarter and, provided further, that if under applicable law the Company has more than one option as to the type or manner of making any such filing, it will make the required filing or filings in the manner or of the type that is reasonably expected to result in the earliest availability of the Prospectus for effecting resales of Registrable Securities.

                  (d) Notwithstanding the foregoing provisions of this Section 2, if the Shelf Filing Deadline is more than 630 days after the Original Issuance Date, then the Company shall have no obligation to file with the Commission the Shelf Registration Statement relating to the offer and sale of the Registrable Securities.

            3.    Special Interest. (a) If:

                  (i) the Shelf Registration Statement is not filed with the
            Commission prior to or on the Shelf Filing Deadline;

                  (ii) the Shelf Registration Statement has not been declared effective by the Commission prior to or on the Effectiveness Target Date;

                  (iii) the Shelf Registration shall cease to be effective or fail to be usable without being succeeded within seven business days by a post-effective amendment, prospectus supplement or a report filed with the Commission under the Exchange Act that cures the failure of the Shelf Registration Statement to be effective or usable; or

                  (iv) in any twelve-month period the aggregate number of days in all Suspension Periods (or portions thereof) within such twelve-month period exceeds 150 days,

(each such event referred to in foregoing clauses (i) through (iv), a "Registration Default"), then the Company hereby agrees to pay special interest ("Special Interest") which will accrue on the principal amount of the Notes (in addition to the stated interest on the Notes) at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of such Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 1.00% per annum. Notwithstanding the foregoing, no Special Interest will accrue with respect to a Registration Default described in Section 3(a)(iii) or Section 3(a)(iv) that in either case occurs as a result of action taken by the Company in compliance with Section 2(c) hereof.

      (b) Any amounts of Special Interest due pursuant to this Section 3 will be payable in cash on the regular interest payment dates with respect to any outstanding Notes. The amount of Special Interest will be determined by multiplying the applicable Special Interest rate by the

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principal amount of the Notes and further multiplied by a fraction, the numerator of which is the number of days such Special Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

      (c) Notwithstanding anything to the contrary contained herein, no Special Interest will accrue or be payable (i) if the Company has no obligation to file a Shelf Registration Statement pursuant to this Registration Rights Agreement or (ii) with respect to any period following the earlier to occur of
(x) the second anniversary of the Original Issuance Date or (y) the date on which the Registrable Securities may be sold or transferred pursuant to Rule 144(k) under the Act (or any similar provision then in force).

      (d) The Special Interest shall be the exclusive remedy available to the Holders for Registration Defaults. In no event shall the Company be required to pay Special Interest in excess of the applicable rates set forth above, regardless of whether one or multiple Registration Defaults exist at the same time.

      4. Registration Procedures. In connection with the Shelf Registration Statement the following provisions shall apply.

                  (a)   The Company shall:

                        (i) furnish to you, not less than five Business Days prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein (including, upon request, all documents incorporated by reference therein after the initial filing) and shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as you reasonably and timely propose; and

                        (ii) include the names of the Holders that propose to sell Registrable Securities pursuant to the Shelf Registration Statement as selling security holders.

                  (b)   The Company shall ensure that:

                        (i) the Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act and the rules and regulations thereunder; and

                        (ii) the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (c) The Company shall advise you and the Holders of Registrable Securities that have provided in writing to the Company a telephone or facsimile number

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      and address for notices, and, if requested by you or any such Holder, shall confirm such advice in writing (which notice pursuant to clauses
      (ii) through (v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension (the period of any such suspension being referred to herein as a "Suspension Period")):

                        (i) when the Shelf Registration Statement and any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

                        (ii) of any request by the Commission for any amendment or supplement to the Shelf Registration Statement or the Prospectus or for additional information;

                        (iii) of the issuance by the Commission of any stop
            order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

                        (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

                        (v) of the happening of any event that requires the Company to make any change in the Shelf Registration Statement or the Prospectus in order that, as of such date, the Shelf Registration Statement or the Prospectus do not contain an untrue statement or a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

                  (d) The Company shall use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement or the qualification of the securities therein for sale in any jurisdiction at the earliest possible time. During a Suspension Period, each Holder of Registrable Securities shall cease all use of the Shelf Registration Statement and the Prospectus.

                  (e) The Company shall furnish to each Holder of Registrable Securities, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto and, if the Holder so requests in writing, all material incorporated therein by reference and all exhibits thereto (including exhibits incorporated by reference therein).

                  (f) The Company shall, during the Shelf Registration Period, deliver to each Holder of Notes covered by the Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request. The Company consents (except during any Suspension Period)

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      to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement during the Shelf Registration Period.

                  (g) Prior to the offering of Notes pursuant to the Shelf Registration Statement, the Company shall arrange, if necessary, for the qualification of the Registrable Securities for sale under the laws of such jurisdictions in the United States as any Holder shall reasonably request and will maintain such qualification in effect so long as required during the Shelf Registration Period to enable such Holder to complete its distribution of Registrable Securities pursuant to the Shelf Registration Statement; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to service of process in suits or taxation in any jurisdiction where it is not then so subject, other than suits arising out of the Initial Placement or any offering pursuant to the Shelf Registration Statement.

                  (h) Upon the occurrence of any event contemplated by subsections (c)(ii) through (v) above, during the period of time in which the Company is required to maintain an effective Shelf Registration Statement, the Company shall promptly prepare and file a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to initial purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (i) Not later than the effective date of the Shelf Registration Statement, the Company shall provide CUSIP numbers for all Registrable Securities and provide the Trustee under the Indenture with certificates for the Notes and Holders of Common Stock that are Registrable Securities with certificates for Common Stock, in each case that are in a form eligible for deposit with The Depository Trust Company.

                  (j) The Company shall comply with all applicable rules and regulations of the Commission and shall make generally available to their security holders an earnings statement satisfying the provisions of
      Section 11(a) of the Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Shelf Registration Statement, which statement shall cover such 12-month period.

                  (k) If any of the Notes are outstanding, the Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner.

                  (l) The Company may require each Holder of Registrable Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such

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      information regarding the Holder and the distribution of such Registrable
      Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement. The Company may exclude from such Shelf Registration Statement the Registrable Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

                  (m) The Company shall enter into such agreements and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Registrable Securities; provided, however, the Company shall not be required to enter into any underwriting or similar agreements.

                  (n)   The Company shall also:

                        (i) (A) make reasonably available for inspection by the Holders of Registrable Securities to be registered thereunder, and any attorney, accountant or other agent retained by the Holders, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries; and
            (B) cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders or any attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; and provided, further, that the foregoing inspection and information gathering shall be coordinated on behalf of the Holders by the counsel designated by and on behalf of the Holders as described in Section 5 hereof;

                        (ii) make such representations and warranties to the Holders of Notes registered thereunder in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement;

                        (iii) obtain opinions of counsel to the Company and
            updates thereof addressed to each selling Holder to the effect that the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (A) complies in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission; and (B) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and such other matters as may be reasonably requested by such Holders;

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                        (iv)  obtain from the independent certified public
            accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement) a comfort letter addressed to each selling Holder of Registrable Securities registered thereunder in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72; and

                        (v) deliver such documents and certificates as may be reasonably requested by the Majority Holders, including those to evidence compliance with Section 4(h).

            The actions set forth in clauses (iii), (iv), and (v) of this Section shall be performed at the effectiveness of the Shelf Registration Statement and each post-effective amendment thereto.

                  (o) In the event that any Broker-Dealer shall participate as a member of a selling group or "assist in the distribution" (within the meaning of the Rules of Fair Practice and the By-Laws of the National Association of Securities Dealers, Inc.) thereof, whether as a Holder of such Registrable Securities or as a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such Broker-Dealer in complying with the requirements of such Rules and By-Laws.

                  (p) The Company shall use its reasonable best efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by the Shelf Registration Statement.

      5. Registration Expenses. The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2 and 3 hereof and will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Majority Holders to act as counsel for the Holders in connection with the Shelf Registration Statement.

      6.    Indemnification and Contribution.

      (a) The Company agrees to indemnify and hold harmless each Holder of Registrable Securities covered by the Shelf Registration Statement (including the Purchasers), the directors, officers, employees and agents of each such Holder and each Person who controls any such Holder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any

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amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however that the Company will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

      With respect to any untrue statement or omission of material fact made in any preliminary Prospectus, the indemnity agreement contained in this Section 5(a) shall not inure to the benefit of any indemnified person from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such indemnified person occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and non-appealable judgment that (w) the Company had previously furnished copies of the Final Prospectus to such indemnified person, (x) delivery of the Final Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the preliminary Prospectus was corrected in the Final Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Final Prospectus.

      (b) Each Holder of Registrable Securities (including the Purchasers) severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who sign such Shelf Registration Statement and each Person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

      (c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (A) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (B) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (C) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (D) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its consent; provided, however, that if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel reimbursable under this Section, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

      (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the amount paid or payable by such indemnified party as a result of the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Shelf Registration Statement which resulted in such Losses; provided, however, that in no case shall any Holder (including the Purchasers) be responsible for any amount by which the net proceeds received from the sale of such Note by such Holder exceeds the amount of damages for which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to $75,000,000 (plus the principal amount of any PIK Notes (as defined in the Indenture)). Benefits received by any Holders (including the Purchasers) shall be deemed to be equal to the proceeds received from the sale of the Registrable Securities. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each Person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each Person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Shelf Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph
(d).

      (e) The provisions of this Section will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors or controlling Persons referred to in this Section hereof, and will survive the sale by a Holder of securities covered by the Shelf Registration Statement.

      7. No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

      8. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders [and the Company agrees to use reasonable efforts, in connection with the solicitation of any such consent, to inform the Purchasers then holding Registrable Securities of the nature of such amendment, qualification, modification, supplement, waiver or departure.] Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Registrable Securities are being sold pursuant to the Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Holders representing a majority of the aggregate principal amount of the Registrable Securities being sold rather than registered under such Shelf Registration Statement, voting together as a single class.

      9. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

            (a) if to a Holder other than the Purchasers, at the most current address given by such holder to the Company in accordance with the provisions of this Section, which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture;

            (b) if to the Purchasers, initially at the address set forth in the Purchase Agreement; and

            (c) if to the Company, initially at its address set forth in the Purchase Agreement.

            All such notices and communications shall be deemed to have been duly given when received.

            The Purchasers or the Company by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

      10. Successors. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Registrable Securities. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Registrable Securities and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

      11. Counterparts. This Agreement may be in signed counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement.

      12. Headings. The headings used herein are for convenience only and shall not affect the construction hereof.

      13. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

      14. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

      15. Registrable Securities Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than subsequent Holders of Registrable Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  [Remainder of Page Intentionally Left Blank]

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Company and you.

                                   Very truly yours,

                                   SWIFT FOODS COMPANY

                                   By:     /s/ Donald F. Wiseman
                                           ----------------------
                                   Name:   Donald F. Wiseman
                                   Title:  Vice President, General counsel
                                           and Secretary

                                   S&C HOLDCO 3, INC.

                                   By:     /s/ Donald F. Wiseman
                                           ----------------------
                                   Name:   Donald F. Wiseman
                                   Title:  Vice President, General counsel
                                           and Secretary

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

PRIVATE CAPITAL PARTNERS LLC

By: /s/ Michael Hooks
    -------------------
    Name: Michael Hooks
    Title: Authorized Member

CANPARTNERS INVESTMENTS IV, LLC

By: /s/ Joshua S. Friedman
    -------------------------
    Name:  Joshua S. Friedman
    Title: Authorized Member

CANYON VALUE REALIZATION FUND, L.P.
BC FUNDING COMPANY, LTD.
CANYON BALANCED EQUITY MASTER FUND, LTD.
CANYON CAPITAL ARBITRAGE MASTER FUND, LTD.
MACVEST I, LTD.
INSTITUTIONAL BENCHMARKS MASTER FUND, LTD.

BY: CANYON CAPITAL ADVISORS, LLC,
    ITS INVESTMENT ADVISOR

By: /s/ Joshua S. Friedman
    -------------------------
    Name:  Joshua S. Friedman
    Title: Managing Partner

                                   Schedule A

                                   PURCHASERS

1.    PRIVATE CAPITAL PARTNERS LLC

2.    CANPARTNERS INVESTMENTS IV, LLC

3.    CANYON VALUE REALIZATION FUND, L.P.

4.    BC FUNDING COMPANY, LTD.

5.    CANYON BALANCED EQUITY MASTER FUND, LTD.

6.    MACVEST I, LTD.

7.    CANYON CAPITAL ARBITRAGE MASTER FUND, LTD.

8.    INSTITUTIONAL BENCHMARKS MASTER FUND, LTD.